Exhibit 99.99

Deer Consumer Products, Inc. Issues Warning Concerning Evidence of Illegal Short Selling of DEER Stock by “Alfred Little” and Others, to Seek Sanctions Against The Rosen Law Firm for Filing a Frivolous “Class Action” Complaint

NEW YORK, May 2, 2011 /PRNewswire/ -- Deer Consumer Products, Inc. (Nasdaq: DEER) (website: http://www.deerinc.com/), a leading provider of “DEER” branded consumer products to Chinese consumers and a leading vertically integrated manufacturer of small household and kitchen appliances for global customers, publicly announces today that the Company has received additional evidence of continuing illegal short selling in DEER stock.

The Company believes its common stock has been manipulated in collusion among “naked” short sellers, which may include U.S. and off-shore based hedge funds/individuals that distribute false and fabricated information concerning the Company via various websites and blogs, including through SeekingAlpha.com, a website owned by Seeking Alpha Ltd., an Israeli company.

In what appears to be a part of this attempted manipulation, a purported class action complaint was filed against the Company by The Rosen Law Firm. This complaint is expressly based upon the false and defamatory reports concerning the Company that were authored by a fictitious character - “Alfred Little” and published by Seeking Alpha Ltd. even though Seeking Alpha Ltd. had deleted certain false reports prior to the filing of the complaint. Litigation counsel for DEER has notified The Rosen Law Firm that the complaint contains numerous false and inaccurate allegations and the Company will seek sanctions against the plaintiff and The Rosen Law Firm if the complaint is not withdrawn in its entirety.

BACKGROUND FACTS:

During the months of March and April 2011, the Company believes that an attempted market manipulation scheme by illegal short sellers acting in collusion caused DEER’s share price to plunge from more than $11 per share on March 21 to as low as $6.12 on April 4 on heavy daily volume, causing a temporary loss of approximately $165 million in market capitalization for DEER’s shareholders.

To protect DEER’s shareholders and as a matter of good corporate governance, DEER has repeatedly confirmed that its filings with the Securities and Exchange Commission, including its latest annual report, 10-K filing with audited financials are accurate and are in full compliance with SEC disclosure requirements. DEER has also affirmed its 2011 earnings guidance and a dividend policy. In addition, DEER paid initial quarterly cash dividend of $0.05 per share on April 14 to shareholders of record on March 31. DEER has hosted numerous visits by independent research analysts, institutional investors and global investment banks. The Company notes that DEER’s share price has recovered approximately 66% since April 4 to a closing price of $10.14 on April 29.

ADDITIONAL EVIDENCE OF ILLEGAL SHORT SELLING:

At present, a large number of DEER shares sold short have failed to settle for 30 consecutive settlement days, which indicates naked short positions that still exist today. The number of such shares has exceeded 700,000 shares on certain trading days. Also, according to publicly available market data, DEER’s common stock has been on the list of Nasdaq’s “Threshold” securities under the SEC REG SHO rules, for at least 30 consecutive settlement days, indicating failure to settle trades among securities clearing firms for more than 30 consecutive settlement days.

As one part of a broader plan to take steps to protect the Company and its shareholders from this apparent illicit short selling activity,  DEER’s litigation counsel has communicated and will continue to communicate with the legal and compliance departments of various  securities clearing and custodian firms to warn them of possible illegal short selling activities still taking place in DEER’s common stock and to discover information concerning share delivery obligations and compliance with U.S. securities laws. DEER is optimistic about receiving full cooperation from these registered clearing firms.

DEER intends to discover and take legal actions against all parties that assist and abet in the illegal short selling activities in DEER.

“ALFRED LITTLE” DOES NOT EXIT, USES FABRICATED BIOGRAPHY TO DEFRAUD THE GENERAL PUBLIC

The Company believes that “Alfred Little” is a fictitious character - a disguise used by one or more illegal short sellers in the short sale scheme against DEER and other public companies. According to our investigation, “Alfred Little” is not a real person. His “professional biography” published on his website and on SeekingAlpha.com was fabricated, with the purpose to mislead and defraud the investing public. “Alfred Little’s” published biography includes claims that he had years of experience as an auditor at Deloitte, worked for large global companies and had years of investment experience in China, published a book on China, etc. cannot be verified. Further, in the attack on DEER, “Alfred Little” published a 3 month old prepaid phone card that was never used as his purported contact number for concerned investors.  In addition, “Alfred Little” quoted statements from several Chinese government officials as witnesses to support his various false allegations against DEER. These Chinese officials in fact do not exist. “Alfred Little” further made false allegations on his “channel checks” of Chinese retail stores while he failed to disclose his naked short positions in DEER and ignored DEER’s repeated public disclosure about the Company’s product distribution process as well as its corporate structure. “Alfred Little’s” various articles, timely published in collusion with short sellers who immediately sold large blocks of DEER’s stock in market orders that intentionally created fear in the general public to drive down DEER’s share price. Short sellers have profited handsomely at the expense of DEER’s thousands of shareholders. DEER will continue its vigorous investigation and discovery of the network of illegal short sellers that have damaged the reputation and destroyed value in U.S. listed public companies.

DEER TO SEEK SANCTIONS AGAINST PURPORTED “CLASS ACTION” PLAINTIFF’S LAW FIRM

On April 29, 2011, “The Rosen Law Firm” filed a “class action” complaint against the Company on behalf of “James Rose”, an individual who allegedly purchased 2,000 shares of DEER common stock during 2010.  The Company strongly denies the allegations in the complaint and counsel for DEER has already notified The Rosen Law Firm that the Company intends to seek sanctions under Rule 11 of the Federal Rules of Civil Procedure against The Rosen Law Firm if the complaint is not withdrawn in its entirety.

The Company also notes the following concerning the purported class action complaint by the Rosen Law Firm:

1.  The complaint was filed in total disregard of the Company’s prior warnings concerning illegal short selling activities in DEER.

2.  The complaint is explicitly based on the false and defamatory reports authored by an “Alfred Little” and published by Seeking Alpha Ltd. But the Company believes that “Alfred Little” does not exist and is a fictitious character - a disguise used by one or more illegal short sellers in the short sale scheme against DEER and other companies publicly traded on U.S. stock exchanges.

3.  The complaint includes false and defamatory allegations that were contained in an article published on SeekingAlpha.com that Seeking Alpha Ltd. removed from the web-site after receiving true and accurate information from the Company. The Company believes that The Rosen Law Firm’s willingness to include such allegations in the complaint under such circumstances demonstrates extreme recklessness and an utter disregard of the truth.

DEER IS FOCUSED ON GROWING A STRONG COMPANY

DEER's management remains totally committed to corporate governance and enhancing long term shareholder value through our continued pursuit of corporate excellence and business expansion. DEER looks forward to another year of record sales and earnings growth in 2011.

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. is a NASDAQ Global Select Market listed U.S. company with its primary operations in China. Deer has a 16-year operating business as well as a strong balance sheet. Operated by Deer's founders and supported by more than 100 patents, trademarks, copyrights and approximately 2,000 staff, Deer is a leading provider of “DEER” branded consumer products to Chinese consumers and leading vertically integrated manufacturers of small home and kitchen appliances for global customers. DEER’s product lines include series of small household and kitchen appliances as well as personal care products designed to make modern lifestyles easier and healthier. With a large brand name global clientele and a rapidly expanding China domestic market footprint, Deer has enjoyed rapid growth in revenues and earnings in recent years.

Contact Information:
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Corporate Contact:
Ms. Helen Wang, President
Deer Consumer Products, Inc.
Tel: 011-86-755-86028300
Email: investors@deerinc.com